Q2 2018 Results (Ending March 31, 2018) Alfred F. Kelly, Jr. , Chief Executive Officer, Visa Inc., commented on the results: “Visa had a terrific second quarter. Revenue growth was better than anticipated and many of our key business drivers accelerated compared to the first quarter, including strong growth in cross-border and payments volume. The fundamentals of our core business remain robust around the world and our team continues to execute against the company’s long-term growth strategy. Based on our first half results, we are raising our revenue and profit outlook for the year.” in billions, except percentages and per share data USD ($) YoY Change (%) Net Operating Revenues $5.1 13% GAAP Net Income $2.6 505% Adjusted Net Income(1) $2.6 26% GAAP Earnings Per Share $1.11 523% Adjusted Earnings Per Share(1) $1.11 30% (1) Adjusted Net Income and Adjusted Earnings Per Share excludes special items in the prior year. Q2 2018 Key Business Drivers (Volume in constant dollars) Payments volume growth +11% Cross-border volume growth +11% Processed transactions +12% Visa Inc. Reports Fiscal Second Quarter 2018 Results San Francisco, CA, April 25, 2018 - Visa Inc. (NYSE: V)  GAAP Net Income of $2.6B or $1.11 per share  Net Operating Revenues of $5.1B, an increase of 13%  Double-digit growth in payments volume, cross-border volume and processed transactions  Increased Fiscal Full-Year 2018 Outlook based on strong performance in the first half  Returned $2.5B of capital to shareholders in the form of share repurchases and dividends Exhibit 99.1

2 Fiscal Second Quarter 2018 — Financial Highlights GAAP net income in the fiscal second quarter was $2.6 billion or $1.11 per share, increases of 505% and 523%, respectively, over prior year’s results. Prior year’s results included two special items related to the legal entity reorganization of Visa Europe and the formation of the Visa Foundation. Excluding these special items, adjusted net income and adjusted earnings per share increased 26% and 30%, respectively, over prior year's adjusted results. Exchange rate shifts versus the prior year positively impacted earnings per share growth by approximately 2 percentage points. All references to earnings per share assume fully-diluted class A share count. Net operating revenues in the fiscal second quarter were $5.1 billion, an increase of 13%, driven by continued growth in payments volume, cross-border volume and processed transactions. Exchange rate shifts versus the prior year positively impacted reported net operating revenue growth by approximately 1.5 percentage points. Payments volume for the three months ended December 31, 2017, on which fiscal second quarter service revenue is recognized, grew 10% over the prior year on a constant-dollar basis. Payments volume for the three months ended March 31, 2018, grew 11% over the prior year on a constant-dollar basis. Cross-border volume growth, on a constant-dollar basis, was 11% for the three months ended March 31, 2018. Total processed transactions, which represent transactions processed by Visa, for the three months ended March 31, 2018, were 29.3 billion, a 12% increase over the prior year. Fiscal second quarter service revenues were $2.3 billion, an increase of 13% over the prior year, and are recognized based on payments volume in the prior quarter. All other revenue categories are recognized based on current quarter activity. Data processing revenues rose 15% over the prior year to $2.1 billion. International transaction revenues grew 19% over the prior year to $1.8 billion. Other revenues of $230 million rose 13% over the prior year. Client incentives, which are a contra revenue item, were $1.3 billion and represent 20.3% of gross revenues. Operating expenses were $1.7 billion for the fiscal second quarter, a 4% increase over the prior year's results, including the special item related to the charitable donation to the Visa Foundation. Excluding the special item, operating expenses grew 18% over the prior year, primarily driven by personnel and marketing expenses. Effective income tax rate was 19.0% for the quarter ended March 31, 2018. Cash, cash equivalents, and available-for-sale investment securities were $14.2 billion at March 31, 2018. The weighted-average number of diluted shares of class A common stock outstanding was 2.34 billion for the quarter ended March 31, 2018.

3 Fiscal Second Quarter 2018 — Other Notable Items On March 7, 2018, the Company acquired Fraedom, a Software-as-a-Service technology company providing payments and transaction management solutions for financial institutions and their corporate customers. The acquisition will strengthen and expand Visa’s business solutions to meet the evolving needs of the Business-to-Business payments industry. During the three months ended March 31, 2018, the Company repurchased 16.9 million shares of class A common stock, at an average price of $120.39 per share, using $2.0 billion of cash on hand. In the six months ended March 31, 2018, the Company repurchased a total of 32.4 million shares of class A common stock, at an average price of $115.73 per share, using $3.75 billion of cash on hand. The Company has $7.5 billion of funds available for share repurchase as of March 31, 2018. On April 17, 2018, the board of directors declared a quarterly cash dividend of $0.21 per share of class A common stock (determined in the case of class B and C common stock and series B and C convertible participating preferred stock on an as- converted basis) payable on June 5, 2018, to all holders of record as of May 18, 2018. Financial Outlook for Fiscal Full-Year 2018 Visa Inc. updates its financial outlook for fiscal full-year 2018:  Annual net revenue growth: Low double-digits on a nominal basis, with approximately 1 percentage point of positive foreign currency impact;  Client incentives as a percentage of gross revenues: 21.5% to 22.0% range;  Annual operating expense growth: Low double-digits adjusted for special items in fiscal 2017 (see note below);  Annual operating margin: High 60s;  GAAP and adjusted effective tax rate: 21% to 22% range, which includes a 6 percentage point reduction resulting from U.S. tax reform; and  Annual diluted class A common stock earnings per share growth including the impact of U.S. tax reform: Low-60's on a GAAP nominal dollar basis and high-20's on an adjusted, non-GAAP nominal dollar basis (see note below). Both include approximately 9 to 10 percentage points driven by U.S. tax reform and approximately 1.5 percentage points of positive foreign currency impact. Note: The financial outlook for fiscal full-year 2018 includes Visa Europe integration expenses of approximately $60 million for the full-year. Annual operating expense growth is derived from adjusted full-year 2017 operating expenses of $6.0 billion. Annual adjusted diluted class A common stock earnings per share growth is derived from adjusted full-year 2017 earnings per share results of $3.48. Refer to the accompanying financial tables for further details and a reconciliation of the adjusted fiscal full-year 2017 results. Fiscal Second Quarter 2018 Earnings Results Conference Call Details Visa’s executive management team will host a live audio webcast beginning at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) today to discuss the financial results and business highlights. All interested parties are invited to listen to the live webcast at http://investor.visa.com. A replay of the webcast will be available on the Visa Investor Relations website for 30 days. Investor information, including supplemental financial information, is available on Visa Inc.’s Investor Relations website at http://investor.visa.com.

4 Forward-Looking Statements This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 that relate to, among other things, our future operations, prospects, developments, strategies, business growth and financial outlook for fiscal full-year 2018. Forward-looking statements generally are identified by words such as “believes,” “estimates,” “expects,” “intends,” “may,” “projects,” “outlook”, “could,” “should,” “will,” “continue” and other similar expressions. All statements other than statements of historical fact could be forward-looking statements, which speak only as of the date they are made, are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, many of which are beyond our control and are difficult to predict. Actual results could differ materially from those expressed in, or implied by, our forward-looking statements due to a variety of factors, including, but not limited to:  increased oversight and regulation of the global payments industry and our business;  impact of government-imposed restrictions on payment systems;  outcome of tax, litigation and governmental investigation matters;  increasingly intense competition in the payments industry, including competition for our clients and merchants;  proliferation and continuous evolution of new technologies and business models;  our ability to maintain relationships with our clients, merchants and other third parties;  brand or reputational damage;  management changes;  impact of global economic, political, market and social events or conditions;  exposure to loss or illiquidity due to settlement guarantees;  uncertainty surrounding the impact of the United Kingdom’s withdrawal from the European Union;  cyber security attacks, breaches or failure of our networks;  failure to maintain interoperability with Visa Europe’s systems and to migrate European activity onto VisaNet successfully;  our ability to successfully integrate and manage our acquisitions and other strategic investments; and  other factors described in our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended September 30, 2017, and our subsequent reports on Forms 10-Q and 8-K. Except as required by law, we do not intend to update or revise any forward-looking statements as a result of new information, future events or otherwise. About Visa Inc. Visa Inc. (NYSE: V) is the world’s leader in digital payments. Our mission is to connect the world through the most innovative, reliable and secure payment network - enabling individuals, businesses and economies to thrive. Our advanced global processing network, VisaNet, provides secure and reliable payments around the world, and is capable of handling more than 65,000 transaction messages a second. Our relentless focus on innovation is a catalyst for the rapid growth of connected commerce on any device, and a driving force behind the dream of a cashless future for everyone, everywhere. As the world moves from analog to digital, Visa is applying our brand, products, people, network and scale to reshape the future of commerce. For more information, visit usa.visa.com/about-visa.html, visacorporate.tumblr.com and @VisaNews. Contacts Investor Relations Mike Milotich, 650-432-7644, ir@visa.com Media Relations Will Stickney, 415-805-4892, globalmedia@visa.com

Fiscal Second Quarter 2018 — Financial Summary

Q2 FISCAL 2018 INCOME STATEMENT SUMMARY

(in millions, except percentages and per share data)	Three Months Ended March 31, 2018	YoY Change	
		GAAP	Adjusted
Operating Revenues			
Service revenues	$ 2,253	13%	13%
Data processing revenues	2,127	15%	15%
International transaction revenues	1,752	19%	19%
Other revenues	230	13%	13%
Client incentives	(1,289)	25%	25%
Net operating revenues	5,073	13%	13%
Operating Expenses			
Personnel	824	17 %	17 %
Marketing	261	35 %	35 %
Network and processing	169	13 %	13 %
Professional fees	108	30 %	30 %
Depreciation and amortization	153	17 %	17 %
General and administrative	222	(45%)	4 %
Litigation provision	—	(100%)	(100%)
Total operating expenses	1,737	4%	18%
Operating income	3,336	19%	11%
Non-operating income (expense)	(119)	13%	13%
Effective Tax Rate	19.0%	(65 ppts)	(10 ppts)
Net income	2,605	505%	26%
Earnings Per Share	$ 1.11	523%	30%

Q2 FISCAL 2018 KEY BUSINESS DRIVERS

	YoY Change	
	Constant	Nominal
Payments volume	11%	15%
Cross-border volume	11%	21%
Processed Transactions	12%	12%

VISA 5

6 Visa Inc. Consolidated Balance Sheets (unaudited) March 31, 2018 September 30, 2017 (in millions, except par value data) Assets Cash and cash equivalents $ 8,142 $ 9,874 Restricted cash—U.S. litigation escrow 884 1,031 Investment securities: Trading 94 82 Available-for-sale 3,483 3,482 Settlement receivable 2,501 1,422 Accounts receivable 1,259 1,132 Customer collateral 1,250 1,106 Current portion of client incentives 331 344 Prepaid expenses and other current assets 592 550 Total current assets 18,536 19,023 Investment securities, available-for-sale 2,602 1,926 Client incentives 566 591 Property, equipment and technology, net 2,366 2,253 Other assets 1,063 1,226 Intangible assets, net 28,537 27,848 Goodwill 15,372 15,110 Total assets $ 69,042 $ 67,977 Liabilities Accounts payable $ 136 $ 179 Settlement payable 3,052 2,003 Customer collateral 1,250 1,106 Accrued compensation and benefits 530 757 Client incentives 2,512 2,089 Accrued liabilities 1,241 1,129 Current maturities of long-term debt — 1,749 Accrued litigation 830 982 Total current liabilities 9,551 9,994 Long-term debt 16,624 16,618 Deferred tax liabilities 5,110 5,980 Deferred purchase consideration 1,367 1,304 Other liabilities 2,287 1,321 Total liabilities 34,939 35,217 Equity Preferred stock, $0.0001 par value, 25 shares authorized and 5 shares issued and outstanding as follows: Series A convertible participating preferred stock, none issued — — Series B convertible participating preferred stock, 2 shares issued and outstanding at March 31, 2018 and September 30, 2017 (the “UK&I preferred stock”) 2,295 2,326 Series C convertible participating preferred stock, 3 shares issued and outstanding at March 31, 2018 and September 30, 2017 (the “Europe preferred stock”) 3,181 3,200 Class A common stock, $0.0001 par value, 2,001,622 shares authorized, 1,790 and 1,818 shares issued and outstanding at March 31, 2018 and September 30, 2017, respectively — — Class B common stock, $0.0001 par value, 622 shares authorized, 245 shares issued and outstanding at March 31, 2018 and September 30, 2017 — — Class C common stock, $0.0001 par value, 1,097 shares authorized, 12 and 13 shares issued and outstanding at March 31, 2018 and September 30, 2017, respectively — — Right to recover for covered losses (6) (52) Additional paid-in capital 16,713 16,900 Accumulated income 10,192 9,508 Accumulated other comprehensive income (loss), net: Investment securities, available-for-sale 93 73 Defined benefit pension and other postretirement plans (77) (76) Derivative instruments classified as cash flow hedges (51) (36) Foreign currency translation adjustments 1,763 917 Total accumulated other comprehensive income, net 1,728 878 Total equity 34,103 32,760 Total liabilities and equity $ 69,042 $ 67,977

Visa Inc. Consolidated Statements of Operations (unaudited)

	Three Months Ended March 31, 2018	Three Months Ended March 31, 2017	Six Months Ended March 31, 2018	Six Months Ended March 31, 2017
	(in millions, except per share data)			
Operating Revenues				
Service revenues	$ 2,253	$ 1,993	$ 4,399	$ 3,911
Data processing revenues	2,127	1,843	4,274	3,735
International transaction revenues	1,752	1,469	3,418	2,958
Other revenues	230	203	459	406
Client incentives	(1,289)	(1,031)	(2,615)	(2,072)
Net operating revenues	5,073	4,477	9,935	8,938
Operating Expenses				
Personnel	824	704	1,503	1,275
Marketing	261	193	484	411
Network and processing	169	150	329	295
Professional fees	108	83	200	163
Depreciation and amortization	153	131	298	277
General and administrative	222	406	458	592
Litigation provision	—	2	—	17
Total operating expenses	1,737	1,669	3,272	3,030
Operating income	3,336	2,808	6,663	5,908
Non-operating Income (Expense)				
Interest expense	(153)	(135)	(307)	(275)
Other	34	29	100	48
Total non-operating expense	(119)	(106)	(207)	(227)
Income before income taxes	3,217	2,702	6,456	5,681
Income tax provision	612	2,272	1,329	3,181
Net income	$ 2,605	$ 430	$ 5,127	$ 2,500
Basic earnings per share				
Class A common stock	$ 1.12	$ 0.18	$ 2.19	$ 1.04
Class B common stock	$ 1.84	$ 0.30	$ 3.61	$ 1.71
Class C common stock	$ 4.46	$ 0.72	$ 8.76	$ 4.15
Basic weighted-average shares outstanding				
Class A common stock	1,798	1,854	1,805	1,857
Class B common stock	245	245	245	245
Class C common stock	12	15	13	16
Diluted earnings per share				
Class A common stock	$ 1.11	$ 0.18	$ 2.19	$ 1.04
Class B common stock	$ 1.84	$ 0.29	$ 3.60	$ 1.71
Class C common stock	$ 4.46	$ 0.72	$ 8.74	$ 4.14
Diluted weighted-average shares outstanding				
Class A common stock	2,337	2,406	2,345	2,413
Class B common stock	245	245	245	245
Class C common stock	12	15	13	16

VISA 7

8 Visa Inc. Consolidated Statements of Cash Flows (unaudited) Six Months Ended March 31, 2018 2017 (in millions) Operating Activities Net income $ 5,127 $ 2,500 Adjustments to reconcile net income to net cash provided by operating activities: Client incentives 2,615 2,072 Share-based compensation 153 116 Depreciation and amortization of property, equipment, technology and intangible assets 298 277 Deferred income taxes (945) 1,700 Right to recover for covered losses recorded in equity (4) (163) Charitable contribution of Visa Inc. shares — 192 Other (13) 23 Change in operating assets and liabilities: Settlement receivable (1,039) (1,946) Accounts receivable (113) (40) Client incentives (2,177) (2,306) Other assets (103) (301) Accounts payable (26) (83) Settlement payable 986 883 Accrued and other liabilities 975 (35) Accrued litigation (152) 15 Net cash provided by operating activities 5,582 2,904 Investing Activities Purchases of property, equipment, technology and intangible assets (354) (317) Investment securities, available-for-sale: Purchases (2,342) (1,083) Proceeds from maturities and sales 1,771 3,972 Acquisition of business, net of cash received (196) (302) Purchases of / contributions to other investments (16) (2) Net cash (used in) provided by investing activities (1,137) 2,268 Financing Activities Repurchase of class A common stock (3,850) (3,469) Repayments of long-term debt (1,750) — Dividends paid (948) (795) Payments from litigation escrow account—U.S. retrospective responsibility plan 150 — Cash proceeds from issuance of common stock under employee equity plans 103 87 Restricted stock and performance-based shares settled in cash for taxes (88) (66) Net cash used in financing activities (6,383) (4,243) Effect of exchange rate changes on cash and cash equivalents 206 (121) (Decrease) increase in cash and cash equivalents (1,732) 808 Cash and cash equivalents at beginning of period 9,874 5,619 Cash and cash equivalents at end of period $ 8,142 $ 6,427 Supplemental Disclosure Income taxes paid, net of refunds $ 1,197 $ 1,611 Interest payments on debt $ 276 $ 244 Accruals related to purchases of property, equipment, technology and intangible assets $ 21 $ 37

9 Visa Inc. Fiscal 2018 and 2017 Quarterly Results of Operations (unaudited) Fiscal 2018 Quarter Ended Fiscal 2017 Quarter Ended March 31, 2018 December 31, 2017 September 30, 2017 June 30, 2017 March 31, 2017 (in millions) Operating Revenues Service revenues $ 2,253 $ 2,146 $ 2,116 $ 1,948 $ 1,993 Data processing revenues 2,127 2,147 2,067 1,984 1,843 International transaction revenues 1,752 1,666 1,792 1,571 1,469 Other revenues 230 229 226 209 203 Client incentives (1,289) (1,326) (1,346) (1,147) (1,031) Net operating revenues 5,073 4,862 4,855 4,565 4,477 Operating Expenses Personnel 824 679 655 698 704 Marketing 261 223 290 221 193 Network and processing 169 160 167 158 150 Professional fees 108 92 144 102 83 Depreciation and amortization 153 145 147 132 131 General and administrative 222 236 238 230 406 Litigation provision — — 2 — 2 Total operating expenses 1,737 1,535 1,643 1,541 1,669 Operating income 3,336 3,327 3,212 3,024 2,808 Non-operating Income (Expense) Interest expense (153) (154) (148) (140) (135) Other 34 66 35 30 29 Total non-operating expense (119) (88) (113) (110) (106) Income before income taxes 3,217 3,239 3,099 2,914 2,702 Income tax provision 612 717 959 855 2,272 Net income $ 2,605 $ 2,522 $ 2,140 $ 2,059 $ 430

10 Visa Inc. Reconciliation of Non-GAAP Financial Results Fiscal Second Quarter of 2018 (unaudited) Our financial results for the six months ended March 31, 2018 and the three and six months ended March 31, 2017 reflect the impact of certain significant items that we believe were not indicative of our operating performance in these or future periods, as they were either non-recurring or had no cash impact. As such, we believe the presentation of adjusted financial results excluding the following items provides a clearer understanding of our operating performance for the periods presented. There were no comparable adjustments recorded for the three months ended March 31, 2018. • Remeasurement of deferred tax balances. During the six months ended March 31, 2018, in connection with the Tax Cuts and Jobs Act's reduction of the corporate income tax rate, we remeasured our net deferred tax liabilities as of the enactment date, resulting in the recognition of a non-recurring, non-cash income tax benefit estimated to be approximately $1.1 billion. • Transition tax on foreign earnings. During the six months ended March 31, 2018, in connection with the Tax Cuts and Jobs Act’s requirement that we include certain untaxed foreign earnings of non-U.S. subsidiaries in our fiscal 2018 taxable income, we recorded a one-time transition tax estimated to be approximately $1.1 billion. • Elimination of deferred tax balances. During the three and six months ended March 31, 2017, in connection with our legal entity reorganization, we eliminated deferred tax balances originally recognized upon the acquisition of Visa Europe, resulting in the recognition of a non-recurring, non-cash income tax provision of $1.5 billion. • Charitable contribution. During the three and six months ended March 31, 2017, associated with our legal entity reorganization, we recognized a non-recurring, non-cash general and administrative expense of $192 million, before tax, related to the charitable donation of Visa Inc. shares that were acquired as part of the Visa Europe acquisition and held as treasury stock. Net of the related cash tax benefit of $71 million, determined by applying applicable tax rates, adjusted net income increased by $121 million.

Visa Inc. Reconciliation of Non-GAAP Financial Results – continued
Fiscal Second Quarter of 2018 (unaudited)

Adjusted financial results are non-GAAP financial measures and should not be relied upon as substitutes for measures calculated in accordance with U.S. GAAP. The following table reconciles our as-reported financial measures calculated in accordance with U.S. GAAP, to our respective non-GAAP adjusted financial measures for the six months ended March 31, 2018 and the three and six months ended March 31, 2017. There were no comparable adjustments recorded for the three months ended March 31, 2018.

	Six Months Ended March 31, 2018						
(in millions, except percentages and per share data)	Operating Expenses	Operating Margin (1),(2)	Income Before Income Taxes	Income Tax Provision	Effective Income Tax Rate(1)	Net Income	Diluted Earnings Per Share(1)
As reported	$ 3,272	67 %	$ 6,456	$ 1,329	20.6 %	$ 5,127	$ 2.19
Remeasurement of deferred tax balances	—	— %	—	1,133		(1,133)	(0.48)
Transition tax on foreign earnings	—	— %	—	(1,147)		1,147	0.49
As adjusted	$ 3,272	67 %	$ 6,456	$ 1,315	20.4 %	$ 5,141	$ 2.19

	Three Months Ended March 31, 2017						
(in millions, except percentages and per share data)	Operating Expenses	Operating Margin (1),(2)	Income Before Income Taxes	Income Tax Provision	Effective Income Tax Rate(1)	Net Income	Diluted Earnings Per Share(1)
As reported	$ 1,669	63 %	$ 2,702	$ 2,272	84.1 %	$ 430	$ 0.18
Elimination of deferred tax balances	—	— %	—	(1,515)		1,515	0.63
Charitable contribution	(192)	4 %	192	71		121	0.05
As adjusted	$ 1,477	67 %	$ 2,894	$ 828	28.6 %	$ 2,066	$ 0.86

	Six Months Ended March 31, 2017						
(in millions, except percentages and per share data)	Operating Expenses	Operating Margin (1),(2)	Income Before Income Taxes	Income Tax Provision	Effective Income Tax Rate(1)	Net Income	Diluted Earnings Per Share(1)
As reported	$ 3,030	66 %	$ 5,681	$ 3,181	56.0 %	$ 2,500	$ 1.04
Elimination of deferred tax balances	—	— %	—	(1,515)		1,515	0.63
Charitable contribution	(192)	2 %	192	71		121	0.05
As adjusted	$ 2,838	68 %	$ 5,873	$ 1,737	29.6 %	$ 4,136	$ 1.71

(1) Figures in the table may not recalculate exactly due to rounding. Operating margin, effective income tax rate, diluted earnings per share and their respective totals are calculated based on unrounded numbers.

(2) Operating margin is calculated as operating income divided by net operating revenues.

VISA

11

Visa Inc. Reconciliation of Non-GAAP Financial Results
Fiscal Full-Year 2017 (unaudited)

Our fiscal full-year 2018 annual diluted class A common stock earnings per share growth outlook is based on adjusted non-GAAP fiscal full-year 2017 results, which are reconciled to their closest comparable U.S. GAAP financial measure below.

Our financial results during the twelve months ended September 30, 2017 reflected the impact of certain significant items that we do not believe were indicative of our ongoing operating performance in these or future periods, as they were either non-recurring or have no cash impact. As such, we believe the presentation of adjusted financial results excluding the following items provides a clearer understanding of our operating performance for the period presented.

- *Elimination of deferred tax balances.* During the twelve months ended September 30, 2017, in connection with our legal entity reorganization, we eliminated deferred tax balances originally recognized upon the acquisition of Visa Europe, resulting in the recognition of a non-recurring, non-cash income tax provision of $1.5 billion.
- *Charitable contribution.* During the twelve months ended September 30, 2017, associated with our legal entity reorganization, we recognized a non-recurring, non-cash general and administrative expense of $192 million, before tax, related to the charitable donation of Visa Inc. shares that were acquired as part of the Visa Europe acquisition and held as treasury stock. Net of the related cash tax benefit of $71 million, determined by applying applicable tax rates, adjusted net income increased by $121 million.

Adjusted financial results are non-GAAP financial measures and should not be relied upon as substitutes for measures calculated in accordance with U.S. GAAP. The following table reconciles our as-reported financial measures calculated in accordance with U.S. GAAP, to the respective non-GAAP adjusted financial measures for the twelve months ended September 30, 2017.

	Twelve Months Ended September 30, 2017						
(in millions, except percentages and per share data)	Operating Expenses	Operating Margin (1),(2)	Income Before Income Taxes	Income Tax Provision	Effective Income Tax Rate(1)	Net Income	Diluted Earnings Per Share(1)
As reported	$ 6,214	66 %	$ 11,694	$ 4,995	42.7 %	$ 6,699	$ 2.80
Elimination of deferred tax balances	—	— %	—	(1,515)		1,515	0.63
Charitable contribution	(192)	1 %	192	71		121	0.05
As adjusted	$ 6,022	67 %	$ 11,886	$ 3,551	29.9 %	$ 8,335	$ 3.48

(1) Figures in the table may not recalculate exactly due to rounding. Operating margin, effective income tax rate, diluted earnings per share and their respective totals are calculated based on unrounded numbers.

(2) Operating margin is calculated as operating income divided by net operating revenues.

VISA

12

Operational Performance Data

The tables below provide information regarding the available operational results for the 3 months ended March 31, 2018, as well as the prior four quarterly reporting periods and the 12 months ended March 31, 2018 and 2017, for cards carrying the Visa, Visa Electron, V PAY and Interlink brands. Sections 1-3 below reflect the acquisition of Visa Europe, with Europe included in Visa Inc. results effective the 3 months ended September 30, 2016.

1. Branded Volume and Transactions

The tables present regional total volume, payments volume, and cash volume, and the number of payments transactions, cash transactions, accounts and cards for cards carrying the Visa, Visa Electron, V PAY and Interlink brands and excludes Europe co-badged volume and transactions for all periods. Card counts include PLUS proprietary cards. Nominal and constant dollar growth rates over prior years are provided for volume-based data.

	For the 3 Months Ended March 31, 2018										
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)
All Visa Credit & Debit											
Asia Pacific	$589	13.9%	7.0%	$468	17.1%	10.0%	6,204	$120	3.2%	(3.5%)	888
Canada	66	13.7%	9.5%	60	13.5%	9.3%	815	6	16.0%	11.7%	11
CEMEA	258	9.5%	6.5%	89	21.6%	17.2%	3,583	170	4.2%	1.6%	1,188
LAC	254	5.8%	8.2%	107	11.3%	15.7%	3,092	147	2.1%	3.2%	1,168
US	994	9.3%	9.3%	855	10.2%	10.2%	15,867	139	4.4%	4.4%	973
Europe	556	20.5%	7.6%	416	22.7%	9.4%	8,387	141	14.4%	2.6%	990
Visa Inc.	2,716	12.2%	8.1%	1,994	14.9%	10.5%	37,947	722	5.5%	1.8%	5,219
Visa Credit Programs											
US	$461	10.2%	10.2%	$446	10.5%	10.5%	5,421	$15	0.9%	0.9%	15
International	718	15.4%	9.1%	666	16.0%	9.8%	8,991	51	8.4%	1.0%	208
Visa Inc.	1,179	13.3%	9.5%	1,113	13.7%	10.1%	14,412	66	6.7%	1.0%	224
Visa Debit Programs											
US	$533	8.6%	8.6%	$409	9.8%	9.8%	10,446	$124	4.8%	4.8%	958
International	1,005	13.0%	6.1%	473	22.6%	12.2%	13,089	532	5.6%	1.2%	4,037
Visa Inc.	1,538	11.4%	7.0%	881	16.3%	11.1%	23,535	656	5.4%	1.9%	4,995

	For the 3 Months Ended December 31, 2017												
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)	Accounts (millions)	Cards (millions)
All Visa Credit & Debit													
Asia Pacific	$588	8.8%	6.0%	$468	11.2%	8.2%	6,357	$120	0.3%	(2.0%)	917	874	972
Canada	72	15.4%	9.8%	67	15.6%	10.1%	884	5	12.5%	7.1%	11	51	57
CEMEA	271	10.3%	6.7%	89	23.8%	19.1%	3,589	182	4.7%	1.6%	1,271	342	332
LAC	270	8.1%	7.2%	112	14.1%	14.1%	3,154	159	4.3%	2.8%	1,202	429	463
US	1,019	8.6%	8.6%	881	9.6%	9.6%	16,472	137	2.8%	2.8%	957	701	886
Europe	564	15.1%	7.4%	416	17.5%	9.3%	8,745	148	8.8%	2.4%	1,051	485	539
Visa Inc.	2,784	10.2%	7.5%	2,033	12.5%	9.9%	39,201	751	4.3%	1.6%	5,409	2,883	3,250
Visa Credit Programs													
US	$492	10.8%	10.8%	$479	11.3%	11.3%	5,927	$13	(5.9%)	(5.9%)	16	267	340
International	732	12.5%	9.0%	678	12.9%	9.6%	9,338	54	7.2%	1.7%	223	671	744
Visa Inc.	1,224	11.8%	9.7%	1,157	12.3%	10.3%	15,265	67	4.3%	0.1%	239	938	1,085
Visa Debit Programs													
US	$527	6.7%	6.7%	$403	7.6%	7.6%	10,545	$124	3.8%	3.8%	941	434	546
International	1,033	10.2%	5.4%	474	17.7%	10.7%	13,390	559	4.5%	1.4%	4,229	1,510	1,620
Visa Inc.	1,560	9.0%	5.9%	877	12.9%	9.2%	23,935	683	4.3%	1.8%	5,170	1,944	2,166

VISA

13

For the 3 Months Ended September 30, 2017

	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)	Accounts (millions)	Cards (millions)
All Visa Credit & Debit													
Asia Pacific	$559	4.0%	4.1%	$441	8.2%	9.0%	6,140	$117	(9.3%)	(10.7%)	882	849	952
Canada	69	11.8%	7.0%	64	12.0%	7.2%	843	6	9.4%	4.7%	11	50	56
CEMEA	263	10.8%	7.6%	85	24.4%	19.7%	3,447	178	5.4%	2.6%	1,258	346	334
LAC	254	7.4%	6.8%	102	11.5%	11.8%	2,998	152	4.9%	3.7%	1,145	433	465
US	978	8.2%	8.2%	836	8.9%	8.9%	15,999	142	4.6%	4.6%	1,008	699	864
Europe	555	9.4%	8.1%	403	11.8%	10.3%	8,259	152	3.4%	2.8%	1,090	485	541
Visa Inc.	2,677	7.8%	7.1%	1,931	10.2%	9.7%	37,686	747	2.2%	0.9%	5,394	2,862	3,213
Visa Credit Programs													
US	$463	9.1%	9.1%	$449	9.7%	9.7%	5,648	$14	(7.0%)	(7.0%)	17	264	336
International	700	6.6%	6.5%	646	7.3%	7.5%	9,097	54	(1.5%)	(3.9%)	230	663	736
Visa Inc.	1,163	7.5%	7.5%	1,095	8.2%	8.4%	14,746	68	(2.7%)	(4.6%)	247	927	1,072
Visa Debit Programs													
US	$515	7.5%	7.5%	$387	8.0%	8.0%	10,350	$127	6.0%	6.0%	991	436	528
International	999	8.3%	6.4%	448	17.3%	14.9%	12,590	551	1.9%	0.5%	4,156	1,499	1,613
Visa Inc.	1,514	8.0%	6.8%	835	12.8%	11.6%	22,940	679	2.7%	1.5%	5,147	1,935	2,141

For the 3 Months Ended June 30, 2017

	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)	Accounts (millions)	Cards (millions)
All Visa Credit & Debit													
Asia Pacific	$532	0.1%	1.9%	$414	5.2%	7.6%	5,912	$118	(14.2%)	(14.1%)	867	835	943
Canada	64	3.6%	7.7%	59	3.7%	7.8%	814	5	1.6%	5.6%	11	50	56
CEMEA	261	12.2%	7.6%	81	26.5%	19.6%	3,244	181	6.9%	3.0%	1,288	342	330
LAC	248	10.9%	8.1%	99	16.3%	13.4%	2,920	148	7.5%	4.9%	1,161	425	458
US	981	11.1%	11.1%	840	12.1%	12.1%	15,940	141	5.6%	5.6%	1,004	701	867
Europe	512			372			7,957	140			1,098	485	536
Visa Inc.	2,599	34.4%	34.2%	1,865	38.2%	38.8%	36,786	734	25.7%	23.7%	5,429	2,839	3,191
Visa Credit Programs													
US	$460	18.0%	18.0%	$446	18.9%	18.9%	5,522	$14	(3.9%)	(3.9%)	16	261	337
International	658	28.3%	30.4%	607	27.5%	29.8%	8,791	51	39.4%	37.9%	233	659	732
Visa Inc.	1,119	23.9%	25.0%	1,053	23.7%	24.9%	14,313	65	26.9%	26.0%	249	920	1,069
Visa Debit Programs													
US	$521	5.7%	5.7%	$394	5.3%	5.3%	10,418	$127	6.8%	6.8%	987	440	530
International	959	78.6%	74.6%	418	238.5%	229.8%	12,055	542	31.0%	28.1%	4,192	1,479	1,592
Visa Inc.	1,480	43.7%	42.0%	811	63.2%	62.1%	22,473	669	25.6%	23.5%	5,180	1,919	2,122

For the 3 Months Ended March 31, 2017

	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)	Accounts (millions)	Cards (millions)
All Visa Credit & Debit													
Asia Pacific	$517	1.1%	2.1%	$400	6.3%	7.5%	5,575	$117	(13.4%)	(12.8%)	857	817	924
Canada	58	13.2%	8.8%	53	13.8%	9.4%	723	5	6.6%	2.5%	11	49	55
CEMEA	236	15.2%	6.9%	73	28.5%	16.8%	2,907	163	10.1%	2.9%	1,213	341	331
LAC	240	17.9%	10.5%	96	21.4%	12.2%	3,023	144	15.6%	9.5%	1,142	419	455
US	909	10.5%	10.5%	776	11.8%	11.8%	14,687	133	3.2%	3.2%	930	712	859
Europe	461			339			7,271	123			1,005	481	533
Visa Inc.	2,420	35.0%	35.4%	1,736	38.7%	40.2%	34,186	684	26.6%	24.6%	5,158	2,820	3,156
Visa Credit Programs													
US	$418	20.0%	20.0%	$404	20.8%	20.8%	4,952	$14	0.6%	0.6%	16	274	334
International	622	31.0%	30.9%	575	29.1%	29.3%	8,376	47	59.3%	54.4%	222	651	726
Visa Inc.	1,041	26.3%	26.4%	979	25.5%	25.8%	13,328	62	40.2%	38.1%	237	925	1,060
Visa Debit Programs													
US	$491	3.5%	3.5%	$372	3.5%	3.5%	9,735	$119	3.5%	3.5%	915	437	525
International	889	79.6%	78.4%	386	240.6%	241.5%	11,123	504	31.9%	28.9%	4,006	1,458	1,571
Visa Inc.	1,380	42.4%	43.0%	758	60.3%	64.3%	20,858	622	25.3%	23.3%	4,921	1,895	2,096

VISA 14

	For the 12 Months Ended March 31, 2018										
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)
All Visa Credit & Debit											
Asia Pacific	$2,268	6.7%	4.8%	$1,792	10.4%	8.7%	24,613	$476	(5.5%)	(7.8%)	3,555
Canada	271	11.1%	8.5%	250	11.2%	8.6%	3,356	22	9.7%	7.3%	44
CEMEA	1,054	10.7%	7.1%	343	24.0%	18.8%	13,862	711	5.3%	2.2%	5,006
LAC	1,025	8.0%	7.6%	420	13.2%	13.8%	12,163	605	4.7%	3.6%	4,677
US	3,971	9.3%	9.3%	3,412	10.2%	10.2%	64,278	559	4.3%	4.3%	3,941
Europe (1)	2,187			1,607			33,348	580			4,229
Visa Inc.	10,776	15.1%	13.0%	7,823	17.7%	15.8%	151,620	2,953	8.6%	6.2%	21,451
Visa Credit Programs											
US	$1,876	11.9%	11.9%	$1,820	12.5%	12.5%	22,518	$56	(4.0%)	(4.0%)	64
International	2,808	15.0%	12.7%	2,598	15.3%	13.2%	36,218	210	11.2%	6.7%	895
Visa Inc.	4,684	13.7%	12.4%	4,418	14.1%	12.9%	58,736	266	7.6%	4.3%	959
Visa Debit Programs											
US	$2,095	7.1%	7.1%	$1,592	7.7%	7.7%	41,759	$503	5.4%	5.4%	3,877
International	3,997	21.6%	17.0%	1,813	40.1%	32.6%	51,124	2,184	9.5%	6.6%	16,615
Visa Inc.	6,092	16.2%	13.4%	3,405	22.8%	19.7%	92,883	2,687	8.7%	6.4%	20,492

(1) Europe payments volume growth, when including Europe in prior periods before the Visa Inc. acquisition, is 10% Constant USD and 13% Nominal USD

	For the 12 Months Ended March 31, 2017												
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)	Accounts (millions)	Cards (millions)
All Visa Credit & Debit													
Asia Pacific	$2,126	3.5%	4.3%	$1,622	8.2%	9.0%	21,699	$504	(9.2%)	(8.2%)	3,788	817	924
Canada	244	6.1%	6.6%	225	6.1%	6.6%	3,007	20	5.5%	5.8%	44	49	55
CEMEA	952	5.5%	8.6%	277	16.0%	18.1%	10,728	675	1.7%	5.1%	5,012	341	331
LAC	949	4.9%	9.6%	371	8.4%	12.2%	12,033	579	2.8%	7.9%	4,649	419	455
US	3,633	10.2%	10.2%	3,097	11.3%	11.3%	59,642	536	4.7%	4.7%	3,796	712	859
Europe (2)	1,459			1,053			22,116	406			3,198	481	533
Visa Inc.	9,363	26.7%	29.3%	6,645	30.9%	32.9%	129,225	2,718	17.6%	21.1%	20,487	2,820	3,156
Visa Credit Programs													
US	$1,677	17.2%	17.2%	$1,618	17.7%	17.7%	20,007	$59	4.3%	4.3%	67	274	334
International	2,443	24.5%	26.6%	2,254	23.5%	25.4%	32,295	188	38.1%	42.2%	886	651	726
Visa Inc.	4,120	21.5%	22.6%	3,872	21.0%	22.1%	52,302	247	28.2%	31.2%	953	925	1,060
Visa Debit Programs													
US	$1,956	4.9%	4.9%	$1,479	4.9%	5.0%	39,635	$477	4.7%	4.7%	3,729	437	525
International	3,288	54.3%	61.4%	1,293	177.2%	190.9%	37,288	1,994	19.9%	24.4%	15,805	1,458	1,571
Visa Inc.	5,243	31.2%	34.9%	2,772	47.8%	51.4%	76,923	2,471	16.6%	20.1%	19,534	1,895	2,096

(2) Europe includes volumes and transactions effective with the 3 months ended September 30, 2016

VISA 15

2. Cross-Border Volume

The table below represents cross-border volume growth for cards carrying the Visa, Visa Electron,V PAY, Interlink and PLUS brands. Cross-border volume refers to payments and cash volume where the issuing country is different from the merchant country.

Period (1)	Growth (Nominal USD)	Growth (Constant USD)	Normalized Growth (2) (Constant USD)
3 Months Ended			
Mar 31, 2018	21%	11%	–
Dec 31, 2017	14%	9%	–
Sep 30, 2017	12%	10%	–
Jun 30, 2017	142%	147%	11%
Mar 31, 2017	129%	132%	11%
12 Months Ended			
Mar 31, 2018	31%	27%	10%

(1) Europe is included as part of Visa Inc. effective with the 3 months ended September 30, 2016.

(2) Europe volumes and transactions were first included as part of Visa Inc. starting in the quarter ended September 30, 2016. Normalized Growth includes Europe activity in prior year periods before Visa Inc. acquired Visa Europe.

3. Visa Processed Transactions

The table below represents transactions involving Visa, Visa Electron, V PAY, Interlink and PLUS cards processed on Visa's networks.

Period (1)	Processed Transactions (millions)	Growth	Normalized Growth (2)
3 Months Ended			
Mar 31, 2018	29,321	12%	–
Dec 31, 2017	30,508	12%	–
Sep 30, 2017	29,180	13%	–
Jun 30, 2017	28,450	44%	13%
Mar 31, 2017	26,256	42%	12%
12 Months Ended			
Mar 31, 2018	117,458	18%	12%

(1) Europe is included as part of Visa Inc. effective with the 3 months ended September 30, 2016.

(2) Europe volumes and transactions were first included as part of Visa Inc. starting in the quarter ended September 30, 2016. Normalized Growth includes Europe activity in prior year periods before Visa Inc. acquired Visa Europe.

VISA
16

17 Footnote Payments volume represents the aggregate dollar amount of purchases made with cards carrying the Visa, Visa Electron, V PAY and Interlink brands for the relevant period, and cash volume represents the aggregate dollar amount of cash disbursements obtained with these cards for the relevant period and includes the impact of balance transfers and convenience checks, but excludes proprietary PLUS volume. Total volume represents payments and cash volume. Visa payment products are comprised of credit and debit programs, and data relating to each program is included in the tables. Debit programs include Visa’s signature based and Interlink (PIN) debit programs. The data presented is based on results reported quarterly by Visa’s financial institution clients on their operating certificates. Estimates may be utilized if data is unavailable. On occasion, previously presented information may be updated. Prior period updates, if any, are not material. Europe is reported and included in Visa Inc. results effective with the 3 months ended September 2016. Visa’s CEMEA region is comprised of countries in Central Europe, the Middle East and Africa. Several European Union countries in Central Europe, Israel and Turkey are not included in CEMEA. LAC is comprised of countries in Central and South America and the Caribbean. International includes Asia Pacific, Canada, CEMEA, Europe and LAC. Information denominated in U.S. dollars is calculated by applying an established U.S. dollar/local currency exchange rate for each local currency in which Visa Inc. volumes are reported (“Nominal USD”). These exchange rates are calculated on a quarterly basis using the established exchange rate for each quarter. To eliminate the impact of foreign currency fluctuations against the U.S. dollar in measuring performance, Visa Inc. also reports year-over-year growth in total volume, payments volume and cash volume on the basis of local currency information (“Constant USD”). This presentation represents Visa’s historical methodology which may be subject to review and refinement. Effective June 9, 2016, Article 8 of the EU Interchange Fee Regulation states that payment card networks cannot impose reporting requirements or the obligation to pay fees on payment transactions where their payment brand is present but their network is not used. Prior to this regulation, Visa collected a small service fee in a few countries, particularly France, on domestic payment transactions where Visa cards are co-badged with a domestic network. Clients in Europe continued to report co-badged volume through the quarter ended September 2016; however, Europe co-badged volume and transactions have been excluded from all periods.